Exhibit 99.1

IIOT-OXYS, Inc. Signs NDA with Canadian Indoor Air Quality IIoT Start-Up

CAMBRIDGE, MA / ACCESSWIRE / March 8, 2022 / IIOT-OXYS, Inc. (OTC PINK: ITOX) (the “Company”) announces the execution of a Non-Disclosure Agreement (NDA) with Aretas Sensor Networks Inc., a strategic Canadian Indoor Air Quality (IAQ) Industrial Internet-of-Things (IIoT) start-up (“Aretas”). This NDA is the first step of the engagement process with this strategic partner.

Daniel Pothier, Co-Founder and CEO of Aretas, is an innovative technologist and leader with a track record of successful entrepreneurial ventures. Virginia Reese Coles, Co-Founder of Aretas, stated, “We are excited to potentially partner with IIOT-OXYS, Inc. Their access to capital, experienced corporate leadership, and complimentary business and technical acumen makes a compelling case for a long-term partnership between our companies.”

This recent development continues the Company’s drive to push into new sectors and is the second NDA announced in as many weeks. This specific partnership will be structured to support the Company’s interest in expanding its U.S. sales and installed base. The Company and Aretas are pursuing a potential LOI that would include guidelines for potential revenue and profit-sharing models in exchange for capital investment, business development, and technological support (including the Company’s advanced AI and machine learning algorithms). The global IAQ monitoring market was estimated to be $3 billion USD in 2020 and is projected to grow at 9.9.% CAGR and reach $5.5 billion by 2026.

“Aretas Sensor Networks, Inc. is a Canadian company that has developed and distributes a full line of IAQ sensors and a complimentary IIoT software platform. The State of California passed legislation in 2020 that included standards for indoor air quality for schools. Aretas has deployed 1,000 proprietary IAQ sensors and provides monitoring services through its IIoT software platform for a major CA school district,” Cliff Emmons, CEO of the Company, stated.

“Our future revenue stream will be generated by both inorganic and organic growth,” stated Mr. Emmons. “We are excited to work with Daniel and his team at Aretas because we see strong complimentary capabilities. Aretas has several pending contracts and numerous sales leads. Our combined strengths bode well for securing new business. We expect our negotiations to proceed swiftly leading to signed agreements and new business to follow.”

About Aretas Sensor Networks Inc.

Aretas Sensor Networks, Inc. combines IoT sensor technology, cloud-based platform, and machine learning/ AI for an end-to-end solution to ingest, collect, display and analyze IoT data to allow companies to make better decisions.

About IIOT-OXYS, Inc.

IIOT-OXYS Inc. (OTC PINKL:ITOX) is a technology company at the intersection of IIoT, AI & Machine Learning, Edge Computing and Manufacturing Operations. We provide actionable mission-critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS's edge computing open-source hardware and proprietary ML algorithms employ our Minimally Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. For additional information visit www.oxyscorp.com.

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

IIOT-OXYS Inc.

Clifford L. Emmons

CEO
contact@oxyscorp.com
www.oxyscorp.com